UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2014

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction	(Commission	(I.R.S Employer
of incorporation)	File Number)	Identification No.)

126 Valley Road, Suite C
Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Indemnification Agreements

As discussed in more detail below, on September 3, 2014, the Board of Directors (the “Board”) of Cortex Pharmaceuticals, Inc. (the “Company”) appointed two new directors to the Board who are considered to be independent directors. In connection with those appointments and in conformity with its corporate policy of indemnifying all directors and officers, the Board also agreed to enter into indemnification agreements substantially in the form reviewed by the Board for all directors and officers of the Company, namely, each existing director of the Company, Arnold S. Lippa, Jeff E. Margolis, and Robert N. Weingarten, each of whom is also an officer of the Company, and with the new directors, namely, James Sapirstein and Kathryn MacFarlane (each director and/or officer, an “Indemnitee”). The Company will indemnify each Indemnitee when such Indemnitee is a party or threatened to become a party, by virtue of being a director or officer of the Company, from the costs and expenses, fines and certain other amounts in connection with certain proceedings, including proceedings in the right of the Company, so long as such Indemnitee acted in good faith and reasonably believed that such actions were not opposed to the best interests of the Company, as determined (i) by members of the Board of the Company not parties to such proceedings, (ii) if a quorum of disinterested directors is not available or so directs, by independent counsel, or (iii) by a majority vote of stockholders of the Company, exclusive of any Indemnitee claiming indemnification who is also a stockholder of the Company, who shall not vote. The indemnifications provided by this form of Indemnification Agreement or any other indemnification pursuant to the Certificate of Incorporation or By-Laws are not exclusive of any other remedies that an Indemnitee may have.

Awards to Officers and Directors as Compensation

Also in connection with the appointment of the new directors, as described below, on September 3, 2014, the Board awarded an aggregate of 4,000,000 shares of common stock of the Company to the new directors, vesting 50% upon appointment to the Board, 25% on September 30, 2014 and 25% on December 31, 2014, as set forth below. These awards were made under the Company’s 2014 Equity, Equity-Linked and Equity Derivative Incentive Plan (the “Equity Plan”). James Sapirstein and Kathryn MacFarlane did not receive any other compensation from the Company prior to joining the Board and are not expected to receive any other form of compensation for the remainder of 2014. The Form of Restricted Stock Award Agreement used for these awards has been previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, dated July 23, 2014.

Recipient	Award in Number of Shares of Common Stock
James Sapirstein	2,000,000
Kathryn MacFarlane	2,000,000

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2014, the Company held a meeting of its Board, with all existing Board members in attendance and waiving notice of the meeting. Among the actions taken by the Board at the meeting, the Board, by unanimous vote, appointed James Sapirstein and Kathryn MacFarlane to the Board. The Company has not yet determined on which committees of the Board Mr. Sapirstein and Ms. MacFarlane will serve.

James Sapirstein, RPh. M.B.A., has been the Chief Executive Officer and director of ContraVir Pharmaceuticals, Inc., a public reporting company, since March 20, 2014. Prior to joining Contravir, Mr. Sapirstein served as the Chief Executive Officer of Alliqua Biomedical, Inc., a public reporting company. He is considered a start-up and turnaround specialist, with 30 years of pharmaceutical and biotechnology industry experience. He was a founder and Chief Executive Officer and President of Tobira Therapeutics, Inc. from October 2006 to April, 2011, a company that was recently approved for listing on NASDAQ. At Tobira Therapeutics, Inc. Mr. Sapirstein led an experienced biotechnology development team. He has launched several HIV/AIDS agents worldwide during his career in the biotechnology and pharmaceutical industry. Mr. Sapirstein was with Bristol-Myers Squibb from 1996-2000. While at Bristol-Myers Squibb he served as the Head of the International HIV business at Bristol-Myers Squibb as well as working in its Infectious Disease marketing teams. In 2002, he accepted the position of Executive Vice President for Serono Laboratories, where he led a team of over 100 professionals in the HIV and pediatric growth hormone business. He had held positions at Gilead Sciences and was responsible for the product Viread®, Bristol-Myers Squibb, Hoffmann-LaRoche Ltd. and Eli Lilly and Company. He serves as a member of the Advisory Board at MusclePharm Corp., a public reporting company and a member of the Board of Directors of Clinical Supplies Management, Inc., a private company. He currently serves as an Advisory Board Director at the Fairleigh Dickinson School of Pharmacy. Mr. Sapirstein previously served as a Director of Tobira Therapeutics, Inc. as well as a Director of Alliqua, Inc. He has also previously served as a Director of BioNJ and BIO’s Emerging Company Board. Mr. Sapirstein received his Pharmacy degree from the Ernest Mario School of Pharmacy at the Rutgers University, and his Masters of Business Administration degree from Farleigh Dickinson University.

Kathryn (Katie) MacFarlane, PharmD, has over 25 years of experience in the pharmaceutical industry, with expertise in marketing, new product planning, and commercialization. Ms. MacFarlane is currently an owner and Managing Partner of SmartPharma LLC, a pharmaceutical consulting firm specializing in commercial consulting for emerging pharmaceutical companies. She also serves as the Chief Commercial Officer at Agile Therapeutics, Inc., a public reporting company, where she played an integral role in two financing rounds and the recent IPO. Her expertise includes market assessment and commercial planning for products in development as well as evaluating products for licensing or acquisition. Her experience spans multiple therapeutic areas including Women’s Health, CNS, Cardiology, Vaccines, and Dermatology. Before joining Agile Therapeutics, Ms. MacFarlane served as President and Chief Executive Officer at Xintria Pharmaceutical Corporation, a private company from 2006 through 2007, a company for which Arnold S. Lippa and Jeff E. Margolis served as officers and directors, and prior to that as Vice President of Women’s Health and New Product Planning at Warner Chilcott from 2001 through 2006, now part of Activis plc. Ms. MacFarlane had responsibility for the launches of Lipitor®, Celexa®, and Loestrin® 24. In 1999, she was named a Distinguished Alumna and in 2012, was named the Eaton Entrepreneur of the Year by the Purdue University School of Pharmacy. She has completed a Postdoctoral Fellowship in Industrial Pharmacy Practice with Rutgers University and Hoffmann-LaRoche. Ms. MacFarlane currently serves on the Purdue University School of Pharmacy Dean’s Advisory Council and is a Founding Member and Advisor to IPhO. She also serves on the Board of Directors for INMED Partnerships for Children, an NGO dedicated to providing food security and health services to women and children. Ms. MacFarlane received her Bachelor of Science in Pharmacy and Doctor of Pharmacy degrees from Purdue University.

The information provided in Item 1.01 under the headings “Indemnification Agreements” and “Awards to Officers and Directors as Compensation” is incorporated herein by reference. In addition to the shares awarded under the Equity Plan, as directors of the Company, Mr. Sapirstein and Ms. MacFarlane remain eligible for additional awards under the Equity Plan and for non-equity based compensation. The press release announcing the Company’s newly elected directors is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits that are filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.

Date: September 4, 2014	By:	/s/ Arnold S. Lippa
Arnold S. Lippa President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release dated September 4, 2014